Exhibit 99.1


                  American Retirement Reports Fourth
              Quarter Profit and Full Year 2004 Results


    NASHVILLE, Tenn.--(BUSINESS WIRE)--March 3, 2005--American Retirement Corporation (NYSE: ACR), a leading national provider of senior living housing and care, today reported its financial results for the quarter ended December 31, 2004. Highlights of the quarter were:

    -- The Company produced $116 million of revenue for the fourth quarter of 2004, a 12% increase over the prior year's quarter and $448 million of revenue for the full 2004 year, a 12% increase over 2003.

    -- The Company produced a profit of $1.8 million ($.07 per share) for the fourth quarter of 2004 versus a loss of $6.7 million for the prior year's fourth quarter.

    -- Free cash flow for the fourth quarter, positive for the fifth consecutive quarter, was $2.6 million after principal payments on long-term debt of $4.9 million. For the full year, free cash flow was $9.7 million.

    -- The operating contribution from the Company's three business segments increased 22% over the fourth quarter of 2003 to $39 million. For the full year, the total segment operating contribution increased by 24% to $145 million.

    -- Average overall occupancy rose to 94% from 90% for last year's fourth quarter, with the Company's large retirement communities' ("Retirement Centers") ending the quarter at 96%.

    -- Retirement Centers' fourth quarter results were driven by a 10% increase in average monthly revenue per occupied unit and a 1% average occupancy growth.

    -- The Free-standing assisted living communities' ("Free-standing AL's") results were driven by a 7% occupancy growth and a 10% increase in average monthly revenue per occupied unit.

    Bill Sheriff, Chairman, President and CEO of American Retirement, commented, "The results for the fourth quarter show the continued improvement in our operating results and the benefit from our refinancing activities. We continue to produce revenue growth in excess of 10% and we were profitable in this quarter. Strong growth in revenue per unit, driven by our ancillary services, strength in assisted living pricing and the ability to pass on expense increases, as well as pushing occupancies to higher levels, continue the trend of increasing revenue performance. At the same time, we are controlling operating expenses and producing record levels of operating contribution per unit - well above the industry average. The significant reduction in debt service costs that have resulted from our refinancing activities in 2004 also helped achieve solid profitability. "
    "We are excited about the future growth plans of the Company, which the equity offering that we successfully completed in January will help support. This Company has a base of experience, talent, systems and market position to capitalize on the opportunities the future will present," Mr. Sheriff continued.

    OPERATIONAL HIGHLIGHTS

    The Company operates in three business segments: Retirement Centers, Free-standing AL's and Management Services. The Retirement Centers include CCRCs (continuing care retirement centers), Entrance-Fee Communities ("EF Communities") and congregate living residences. The Retirement Centers are established communities with strong reputations within their respective markets. Free-standing AL's are smaller than Retirement Centers and provide assisted living and specialized care such as Alzheimer's and memory enhancement programs. The Management Services segment includes fees from management agreements for communities owned by others and reimbursed expenses.
    The Company's three operating segments produced the following results in total:


                                     Three months ended
                                         December 31,
                                     -------------------    $     %
                                         2004      2003  Change Change
                                      --------  ----------------------
Resident & Healthcare revenue        $115,293  $103,087  12,206  11.8%
Community operating expense            77,055    71,661   5,394   7.5%
                                      --------  -------- -------------
Community operating contribution     $ 38,238  $ 31,426   6,812  21.7%
Community operating margin               33.2%     30.5%
Management Services op. contribution $    443  $    351      92  26.2%

Consolidated Communities:
# Locations                                59        59
Avg. Occupancy                           93.6%     89.9%
Avg. Occupied Units                    10,959    10,529     430   4.1%
Avg. Mo. Revenue/unit                $  3,507  $  3,264 $   243   7.5%
Avg. Mo. Op Contribution/unit        $  1,163  $    995 $   168  16.9%


    Retirement Centers

    The Company's 28 Retirement Centers produced strong increases in revenue and operating contribution for the fourth quarter of 2004 as follows:

    Retirement Centers ($ in 000's):




                                     Three months ended
                                        December 31,
                                      -----------------   $        %
                                        2004   2003    Change   Change
                                      --------------------------------
Community Revenue                     89,787 81,390       8,397  10.3%
Community Operating Contribution(1)   30,702 26,294       4,408  16.8%
Operating contribution margin           34.2%  32.3%      1.9pts  5.9%

(1) The Company evaluates the performance of its business segments, primarily, based upon their operating contributions, which the Company defines as revenue from the segment less operating expenses associated with that segment.


    The Retirement Centers continued to produce strong revenue per unit gains while increasing occupancy from the solid levels at which they ended the third quarter. Average monthly revenue per occupied unit increased 10% during the quarter to $3,547 versus prior year due to increases in monthly service fees and per diem rates in skilled nursing, turnover of residents (the "mark to market" effect of reselling or reletting units at higher current rates) and increased ancillary services, such as therapy. The number of occupied units increased 1%, with ending occupancy increasing from 95% to 96% versus the fourth quarter of 2003. The Retirement Centers ended the quarter with 97% occupancy in independent living, 96% in assisted living and 90% in skilled nursing.
    In the fourth quarter of 2004, the operating contribution for Retirement Centers exceeded $30 million for the first time, producing a 34% margin. This represented a $4.4 million increase or 17% increase over the prior year's fourth quarter. The incremental operating margin on the fourth quarter's revenue increase was 52%. The Retirement Centers continue to increase the monthly operating contribution per occupied unit hitting $1,213 per unit in the fourth quarter of 2004, a 16% improvement from the prior year's fourth quarter.
    The fourth quarter was in line with the full year results with Retirement Center revenue increasing by $34 million or 11% and operating contribution increasing by $18 million or 18% versus 2003. The full year results for the segment were driven by a 7% increase in average monthly revenue per occupied unit and a 3% average occupancy growth.

    Free-standing AL's

    Revenue from the Free-standing AL segment increased 18% to $25.5 million in 2004's fourth quarter compared with last year's fourth quarter revenue of $21.7 million. Occupancy for the Free-standing AL portfolio reached 89% at the end of the 2004 fourth quarter, up from 83% a year ago.



Free-standing AL ($ in 000's):       Three Months Ended
------------------------------         December 31,
                                      --------------      $        %
                                        2004   2003    Change   Change
                                      --------------------------------
  Revenues                            25,506 21,697       3,809  17.6%
  Community Operating Contribution(1)  7,536  5,132       2,404  46.8%
  Operating contribution margin         29.5%  23.7%      5.8pts 24.5%
  % Occupancy                             89%    83%      6.0pts  7.2%

Note: Includes results of 31 Free-standing AL's and excludes two non-consolidated Free-standing AL's held in joint ventures


    The Free-standing AL portfolio produced a solid year-over-year increase in average monthly revenue per occupied unit of 10%, while continuing to make progress on occupancy levels. The quarter over quarter average occupied units grew by 7%, while the average monthly revenue per unit increased to $3,372. The monthly revenue per occupied unit in December 2004 was $3,417 per month, a 10% increase from $3,101 per month in December 2003. The revenue per occupied unit increase was due to rate increases, reduced discounts and promotional allowances, increased care services and turnover of residents (the "mark to market" effect of reletting units at higher current rates). The increased use of ancillary services, particularly therapy services, also contributed significantly to the revenue and operating contribution increase for this segment.
    The operating contribution from the Free-standing AL segment increased 47%, or $2.4 million, in the fourth quarter of 2004 from the fourth quarter of 2003. As in prior periods, the Free-standing AL's added revenue without proportionally increasing expenses and resulting in an incremental operating margin of 63% on incremental revenue. As such, the Free-standing AL segment continues to demonstrate the high incremental margin that results from increasing revenue in a portfolio that is currently 89% occupied.
    The fourth quarter performance for the segment was in line with the full year results, with revenue increasing by $13 million or 15% and operating contribution increasing by $9 million or 56% versus 2003. The full year results were driven by a 9% increase in average monthly revenue per occupied unit and a 6% average occupancy growth.

    Management Services

    The Company's management services business segment included management contracts on five Retirement Centers and two Free-standing AL's, with an aggregate capacity of 1,351 units. Management Services segment had an operating contribution of $.4 million in fourth-quarter 2004, a 26% increase versus the same prior-year period.

    Conference Call Information

    American Retirement Corporation will hold a conference call with Bill Sheriff, Chairman, President and Chief Executive Officer, and Bryan Richardson, Chief Financial Officer, to discuss the Company's 2004 fourth-quarter financial results. The call will be held on Thursday, March 3, 2005 at 11:00 a.m. ET and parties may participate by either calling (877) 252-6354 or through the Company's website at -www.arclp.com. Click on the broadcast icon to listen to the earnings call - Windows Media Player(TM) is required to listen to this webcast. In addition, the call will be archived on the Company's website until the next regularly scheduled earnings conference call. If any material information is disclosed on the conference call that has not been previously disclosed publicly, that information will also be available at the Investor Relations portion of the Company's web site.

    Additional Filings

    The Company's results are to be described in greater detail in the Company's Form 10-K, which will be filed with the Securities and Exchange Commission. The Company also will file on or about March 3rd a Form 8-K with the Securities and Exchange Commission, which includes supplemental information relating to the Company's fourth quarter 2004 results. These filings will also be available through the Investor Relations section of the Company's website - www.arclp.com.

    COMPANY PROFILE

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operations and management of senior living communities, including independent living communities, continuing care retirement communities, Free-standing AL's, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 67 senior living communities in 14 states, with an aggregate unit capacity of approximately 13,200 units and resident capacity of approximately 14,900. The Company owns 17 communities, leases 44 communities, and manages six communities pursuant to management agreements. Approximately 85% of the Company's revenues come from private pay sources.

    SAFE HARBOR STATEMENT

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements regarding the Company's future operating and financial expectations and its strategy to improve financial and operating results. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) the risk associated with the Company's significant leverage, (ii) the Company's ability to sell its entry-fee units and to increase occupancy at the Company's communities (especially its Free-standing AL's), (iii) the risk that the Company will be unable to improve the Company's results of operations, increase cash flow and reduce expenses, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk that the Company is unable to obtain liability insurance in the future or that the costs thereof (including deductibles) will be prohibitive, (vi) the Company's ability to obtain new financing or extend and/or modify existing debt and (vii) the risk factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 under the caption "Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                  Three months ended
                                  December 31, 2004 Increase(Decrease)
                                  ------------------- ----------------
                                      2004      2003         $       %
                                  --------- --------- -------- -------
Revenues:
    Resident and health care      $115,293  $103,087  $12,206    11.8%
    Management services                443       351       92    26.2%
    Reimbursed expenses                532       318      214    67.3%
                                  --------- --------- -------- -------
      Total revenues               116,268   103,756   12,512    12.1%

Operating expenses:
    Community operating expenses    77,055    71,661    5,394     7.5%
    General and administrative       7,569     6,241    1,328    21.3%
    Lease expense                   15,590    15,106      484     3.2%
    Depreciation and amortization 9,200 6,149 3,051 49.6% Amortization of leasehold
     acquisition costs                 736       776      (40)   -5.2%
    Reimbursed expenses                532       318      214    67.3%
                                  --------- --------- -------- -------
      Total operating expenses     110,682   100,251   10,431    10.4%
                                  --------- --------- -------- -------

      Operating income               5,586     3,505    2,081    59.4%

Other income (expense):
    Interest expense                (4,444)   (9,685)  (5,241)  -54.1%
    Interest income                    794       537      257    47.9%
    Gain (loss) on sale of assets      (22)      (17)       5    29.4%
    Other                              442       112      330   294.6%
                                  --------- --------- -------- -------
      Other expense, net            (3,230)   (9,053)  (5,823)  -64.3%
                                  --------- --------- -------- -------

      Earnings (loss) from
       continuing operations
       before income taxes,
       and minority interest         2,356    (5,548)   7,904   142.5%

Income tax expense                    (300)    1,106   (1,406) -127.1%
                                  --------- --------- -------- -------

      Earnings (loss) from
       continuing operations
       before minority interest      2,656    (6,654)   9,310   139.9%

Minority interest in earnings of
 consolidated subsidiaries, net of
 tax                                  (851)      (85)     766   901.2%
                                  --------- --------- -------- -------

      Net income (loss)             $1,805   $(6,739)  $8,544   126.8%
                                  ========= ========= ======== =======

 Basic earnings (loss) per share     $0.07    $(0.36)
                                  ========= =========
 Diluted earnings (loss) per share   $0.07    $(0.36)
                                  ========= =========

Weighted average shares used for
 basic earnings (loss) per share
 data                               24,977    18,962
Weighted average shares used for
 diluted earnings (loss) per share
 data                               26,606    18,962



----------------------------------------------------------------------

                                 December 31, December 31,
                                      2004       2003
                                 ------------ ------------
Selected Balance Sheet Data:
      Cash and cash equivalents       $28,454      $17,192
      Restricted cash, including
       current portion                 50,134       43,601
      Working capital                  14,864        8,603
      Land, buildings and
       equipment, net                 496,297      533,145
      Total assets                    745,991      774,283
      Long-term debt, capital and
       lease financing obligation,
        including current portion     335,082      371,535
      Refundable portion of
       entrance fees                   79,148       72,980
      Shareholders' equity              3,355          807


AMERICAN RETIREMENT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

                                   Twelve months ended
                                     December 31,   Increase(Decrease)
                                   ---------------- ------------------
                                     2004       2003      $       %
                                   --------- --------- -------- ------
Revenues:
   Resident and health care        $443,443  $396,307  $47,136   11.9%
   Management services                1,882     1,522      360   23.7%
   Reimbursed expenses                2,284     2,148      136    6.3%
                                   --------- --------- -------- ------
     Total revenues                 447,609   399,977   47,632   11.9%

Operating expenses:
   Community operating expenses     300,797   280,808   19,989    7.1%
   General and administrative        28,671    25,410    3,261   12.8%
   Lease expense                     61,244    47,664   13,580   28.5%
   Depreciation and amortization 31,148 26,867 4,281 15.9% Amortization of leasehold
    acquisition costs                 2,917     2,421      496   20.5%
   Reimbursed expenses                2,284     2,148      136    6.3%
                                   --------- --------- -------- ------
     Total operating expenses       427,061   385,318   41,743   10.8%
                                   --------- --------- -------- ------

     Operating income                20,548    14,659    5,889   40.2%

Other income (expense):
   Interest expense                 (31,477)  (53,570) (22,093) -41.2%
   Interest income                    2,783     2,762       21    0.8%
   Gain (loss) on sale of assets         41    23,153  (23,112) -99.8%
   Other                                447       132      315  238.6%
                                   --------- --------- -------- ------
     Other expense, net             (28,206)  (27,523)     683    2.5%
                                   --------- --------- -------- ------

     Loss from continuing
      operations before income
      taxes and minority interest    (7,658)  (12,864)   5,206   40.5%

Income tax expense                    2,421     2,661     (240)  -9.0%
                                   --------- --------- -------- ------

     Loss from continuing
      operations before minority
      interest                      (10,079)  (15,525)   5,446   35.1%

Minority interest in earnings of
 consolidated subsidiaries,
 net of tax                          (2,406)   (1,789)     617   34.5%
                                   --------- --------- -------- ------

     Net loss                      $(12,485) $(17,314)  $4,829   27.9%
                                   ========= ========= ======== ======

 Basic and diluted loss per share    $(0.52)   $(0.95)
                                   ========= =========

Weighted average shares used for
 basic and diluted loss per share
 data                                23,798    18,278
                                   ========= =========


    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412